Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 7:00 PM ET, June 15, 2009

eOn Communications Reports Profitable Third Quarter Results and

Announces James W. Hopper New CEO, David Lee to Remain Chairman

SAN JOSE, CA (June 15, 2009) – eOn Communications Corporation™ (NASDAQ: EONC) (the “Company”), a leading provider of telecommunications solutions, today reported third quarter fiscal 2009 results.

Net income for the quarter was $60,000, or $0.02 per common share, compared to a net loss of $376,000 or ($.14) per common share in the second quarter of fiscal year 2009 and compared to a net loss of 1,204,000, or ($0.44) per common share in the third quarter ended April 30, 2008. Revenue of $2,465,000 (with no related party revenue) for the quarter ended April 30, 2009 increased 89% compared to the previous quarter’s revenue of $1,307,000, and increased 63% or $951,000, from the $1,514,000 (including related party revenue of $127,000) reported in the third quarter of fiscal year 2008.

Net loss for the nine months ended April 30, 2009 was $450,000 or ($0.16) per common share, compared to a net loss of $3,114,000 or ($1.14) per common share for the nine months ended April 30, 2008. The net loss for the nine months ended April 30, 2008 included a loss from discontinued operations of $584,000 or ($0.21) per common share. Revenue for the nine months ended April 30, 2009 was $5,556,000 (with no related party revenue), an increase of 3% compared to $5,390,000 (including related party revenue of $343,000) for the nine months ended April 30, 2008.

eOn’s operating results for the quarter ended April 30, 2009 represent the first profitable quarter since the third quarter ended April 30, 2007. Financial results for the current fiscal year include the April 2009 net income of $112,000 of Cortelco Systems Holding Corp., which was acquired on April 1, 2009

Cash, cash equivalents and marketable securities decreased 18% to $2,094,000 from $2,545,000 as of July 31, 2008 primarily as a result of funding the merger with Cortelco and operating losses for the nine month period.

The Company also today announces the appointment of James W. Hopper as Chief Executive Officer and Director and Lee M. Bowling as Chief Financial Officer of the Company. James W. Hopper replaces David S. Lee who resigned from the position of Chief Executive Officer. Lee M. Bowling replaces Stephen R. Bowling who is leaving the Company, effective

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today. James Hopper will fill Stephen Bowling’s unexpired term as Director of the Company. David Lee will continue as Chairman of the Board of Directors of the Company.

Prior to joining the Company, Mr. Hopper has been President of Cortelco, Inc. since 1997. Prior to 1997, he was Executive Vice President of Cortelco International, Inc., President and Chief Executive Officer of CMC Industries, and Executive Vice President and Plant Manager of Cortelco USA. Mr. Hopper’s experience also includes thirty-five years with ITT Corporation where he held numerous senior management positions. He has served on the Board of Directors of CMC Industries, Cortelco Systems Puerto Rico, International Telecommunications Corp., Ringers, Inc., and KSS Mid-South, Inc. Mr. Hopper holds a B.B.A in Management and Economics from the University of Memphis.

Prior to joining the Company, Lee M. Bowling has been Vice President and Chief Financial Officer of Cortelco, Inc. since 2004. Prior to 2004, Mr. Bowling was Controller of Cortelco, Inc from 1997 until 2004. His experience also includes various supervisory and management positions with ITT Telecommunications and Telephone Electronics Corporation. Mr. Bowling holds a B.S. in Accounting from Mississippi State University.

“We want to welcome Jim and Lee to the eOn team”, commented Mr. David S. Lee, Chairman of eOn’s Board of Directors. “Their broad base of experience, proven track record, and past management services to the Company on a contract basis since March 2008, will provide a seamless transition and serve the Company well.”

Conference Call

The Company will host a conference call at 4:00 p.m. ET, June 17, 2009, to discuss third quarter results. To hear the call, dial (800) 615-2900 and enter access code 780002. A replay of the call will be posted to our investor relations website, www.eoncc.com/investor_relations.htm, shortly following the call.

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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eOn Communications Corporation

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

Unaudited

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
REVENUE
Third party revenue	$2,465	$1,387	$5,556	$5,047
Related party revenue	—	127	—	343

Net revenue	2,465	1,514	5,556	5,390

COST OF REVENUE
Third party cost of revenue	1,356	635	2,872	2,103
Related party cost of revenue	—	116	—	316
Cost of revenue	1,356	751	2,872	2,419

Gross profit	1,109	763	2,684	2,971

OPERATING EXPENSE
Selling, general and administrative	852	1,150	2,307	3,297
Research and development	172	703	754	2,140
Other expense	26	123	87	160

Total operating expense	1,050	1,976	3,148	5,597

Income (loss) from continuing operations	59	(1,213)	(464)	(2,626)

Interest income	1	16	14	96

Income (loss) from continuing operations before income taxes	60	(1,197)	(450)	(2,530)

Income tax expense	—	—	—	—

Income (loss) from continuing operations after income taxes	60	(1,197)	(450)	(2,530)

DISCONTINUED OPERATIONS
Loss from discontinued operations	—	(7)	—	(584)

Loss from discontinued operations	—	(7)	—	(584)

NET INCOME (LOSS)	$60	$(1,204)	$(450)	$(3,114)

Weighted average shares outstanding
Basic	2,736	2,734	2,735	2,722
Diluted	2,736	2,734	2,735	2,722

Basic income (loss) per share:
From continuing operations	$0.02	$(0.44)	$(0.16)	$(0.93)
From discontinued operations, net of tax	—	—	—	(0.21)

Basic income (loss) per share	$0.02	$(0.44)	$(0.16)	$(1.14)

Diluted income (loss) per share:
From continuing operations	$0.02	$(0.44)	$(0.16)	$(0.93)
From discontinued operations, net of tax	—	—	—	(0.21)

Diluted income (loss) per share	$0.02	$(0.44)	$(0.16)	$(1.14)

eOn Communications Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	April 30,	July 31,
	2009	2008

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,394	$1,545
Marketable securities	700	1,000
Trade accounts receivable, net of allowance of $341 and $680, respectively	2,392	932
Trade accounts receivable – related party	3	84
Inventories	5,164	2,501
Deferred income taxes	212	—
Prepaid and other current assets	294	177

Total current assets	10,159	6,239

Property and equipment, net	251	176
Intangibles, net	295	251
Investments	1,207	900
Deferred income taxes	58	—
Non-current assets	—	88

Total assets	$11,970	$7,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$725	$214
Trade accounts payable – related party	—	126
Notes payable	138	138
Accrued expenses and other	1,029	1,145

Total current liabilities	1,892	1,623

Note payable	4,430	—

Total liabilities	6,322	1,623

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $0.005 par value (10,000,000 shares authorized, 2,873,992 and 2,869,608 shares issued, respectively)	14	14
Additional paid-in capital	56,000	55,931
Treasury stock, at cost (139,580 shares)	(1,503)	(1,502)
Accumulated deficit	(48,967)	(48,517)
Accumulated other comprehensive income	104	105

Total stockholders’ equity	5,648	6,031

Total liabilities and stockholders’ equity	$11,970	$7,654

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